                                                                   Exhibit 99.56


                           SPECIAL WARRANT CERTIFICATE

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY ARE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED: (A) TO THE CORPORATION: (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) WITH THE PRIOR CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THE CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

                            FIRST DYNASTY MINES LTD.
                               (the "Corporation")

THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL EXPIRE AS OF 4:30 P.M., VANCOUVER TIME, ON THE EARLIER OF:

1. THE FIFTH BUSINESS DAY AFTER THE DAY UPON WHICH A RECEIPT (OR A COPY THEREOF) FOR THE FINAL PROSPECTUS IS ISSUED BY THE LAST OF THE SECURITIES COMMISSIONS OR SIMILAR REGULATORY AUTHORITIES OF THE CANADIAN JURISDICTIONS TO ISSUE A RECEIPT FOR THE FINAL PROSPECTUS; AND

2.  AUGUST 31, 1999;

(THE "EXPIRY DATE"), UNLESS SPECIFICALLY EXERCISED OR DEEMED TO BE EXERCISED IN THE MANNER HEREINAFTER DESCRIBED PRIOR TO THE EXPIRY
DATE.

                                SPECIAL WARRANTS

                  FIRST DYNASTY MINES LTD. (the "Corporation")
                (Incorporated under the laws of Yukon Territory)


SPECIAL WARRANT CERTIFICATE NO. SW-US002              4,000,000 Special Warrants

                  THIS IS TO CERTIFY that GLOBAL GOLD CORPORATION of 438 West 37th Street, Suite 5G, New York, New York, 10018 (the "holder") is entitled to acquire, in the manner herein provided, subject to the restrictions contained herein, at any time and from time to time on or prior to 4:30 p.m. Vancouver time (the "Expiry Time"), on the Expiry Date, subject to the adjustments described below, that number of Common Shares which is equal to the number of Special Warrants represented hereby without payment of any additional consideration.

                  The Special Warrants represented by this certificate are issued under and pursuant to a Special Warrant Indenture (the "Indenture") made as of August 31, 1998 between the Corporation and the Trustee (which expression shall include any successor trustee appointed under the Indenture), to which Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

                  In the event of any conflict or inconsistency between the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.

                  The right to subscribe for Common Shares in the capital of the Corporation represented hereby may be exercised by either the holder hereof or the Trustee as follows:

         (1) The holder hereof may exercise the Special Warrants before the Expiry Time by:

             (a) duly completing in the manner indicated and executing the Exercise Form attached hereto; and

             (b) surrendering this Special Warrant Certificate to CIBC Mellon Trust

                  Company (the "Trustee") as hereinafter set forth.

This Special Warrant Certificate shall be validly surrendered only upon delivery thereof or by mailing the same to the Trustee at its principal office in the city of Vancouver (at the address hereinafter indicated). The Exercise Form attached hereto shall be deemed not to be duly completed if not fully completed in the manner indicated or if the name and mailing address of the holder do not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder.

         (2) Subject as provided herein, the Trustee will be deemed to have exercised and surrendered the Special Warrants represented by this Special Warrant Certificate on behalf of the holder thereof as of 4:29 p.m. (Vancouver time) on the Expiry Date if the holder fails to exercise the Special Warrants that may be exercised by it before the Expiry Time. All Special Warrants shall expire immediately after the Expiry Time.

             In the case of a Special Warrant which is deemed exercised and surrendered by the Trustee on behalf of a holder, as soon as practicable following the exercise by the Trustee of such Special Warrants, the Trustee shall immediately notify the holder hereof in accordance with the provisions of
Section 9.2 of the Indenture to the effect the Trustee has so exercised the Special Warrants on behalf of the holder and within five Business Days after the Expiry Date, the Corporation shall cause certificates representing such Common Shares to be mailed to the address of the holder of the Special Warrants.

             Not later than the fifth Business Day after the surrender to the Trustee of the Special Warrant Certificate evidencing any Special Warrant with the attached Exercise Form duly completed or the deemed exercise of any Special Warrant, the Trustee will mail to the holder, or to such person as the holder may otherwise specify in the Exercise Form or by written notice given to the Trustee prior to such mailing, at the address of the holder or, if so specified, of such person, or, if specified in the Exercise Form or by written notice given to the Trustee prior to such mailing, will deliver to such holder or person at the place where such Special Warrant Certificate was surrendered certificates representing the number of Common Shares registered in the name of the holder or, if so specified, such person. In the event of non-receipt of any such certificate by the person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Corporation shall issue and the Trustee shall countersign and deliver to such person a replacement certificate of like date and tenor in place of the one lost or destroyed upon being furnished with such evidence of ownership and non-receipt, loss or destruction and with such indemnity or security as the Trustee may reasonably require. The holder shall bear the cost of the issue of such replacement certificate.

             Upon valid or deemed exercise of the Special Warrants as provided herein, the person or persons in whose name or names the Common Shares are issuable, shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares and the Corporation covenants that it will (subject to and in accordance with the provisions of the Indenture) cause certificates representing such Common Shares to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form.

             To the extent that the Special Warrants represented by this Special Warrant Certificate confer the right to subscribe for a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with an additional Special Warrant or Special Warrants which in the aggregate entitle the holder to acquire a whole number of Common Shares. No fractional Common Shares will be issued. If a holder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Common Shares, the Corporation shall make an appropriate cash adjustment. In respect of any holder, the Corporation shall only be required to make such a cash adjustment once and for one fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price. The Corporation will not, under any circumstances, be obligated to issue a cheque to a Special Warrantholder in an amount less than Cdn$5.00.

             The Indenture provides for adjustments to the subscription rights attaching to these Special Warrants in certain events and also provides for the giving of notice by the Corporation prior to taking certain actions specified therein.

             The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

             The Special Warrants evidenced by this Special Warrant Certificate are transferable only in accordance with the terms and conditions set forth in
Section 2.3 of the Indenture which makes reference to the fact that a person who furnishes evidence (unless the Corporation has instructed the Trustee in writing to waive such requirement) to the reasonable satisfaction of the Trustee that he is:

       (a) the executor, administrator, heir or legal representative of the heirs of the estate of a deceased registered holder hereof,

       (b) a guardian, committee, trustee, curator or tutor representing a registered holder who is an infant, an incompetent person or a missing person,

       (c) a liquidator of, or a trustee in bankruptcy for, a holder hereof, or

       (d) a transferee of a Special Warrantholder who provides the Trustee with evidence satisfactory to the Corporation and the Trustee, acting reasonably, including, but not limited to a properly completed and executed declaration in the form attached to the Special Warrant Certificate, that such transferee is/was either (i) not in the United States at the time the buy order for the Special Warrants was executed, not acquiring the Special Warrants for the account or benefit of a U.S. Person or a person in the United States and was not offered the Special Warrants in the United States, or (ii) a person that has purchased or acquired Special Warrants in a transaction exempt from registration under the U.S. Securities Act of 1933 and has provided the Corporation with satisfactory evidence of the availability of such exemption which may, at the Corporation's discretion, include an opinion of counsel and, in the case of (ii) was exempt from registration under any applicable securities laws of any state of the United States and that the securities laws of any other applicable jurisdiction(s) have been complied with in relation to the transfer of the Special Warrants involved, may, as set forth in the Indenture, by surrendering to the Trustee such evidence together with the Special Warrant Certificate in question with a duly executed instrument of transfer in the form attached and subject to such reasonable requirements relating to the payment of costs of the transfer by the holder as the Trustee may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of holders.

             If any of the Common Shares in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Trustee all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

             This Special Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

             Time shall be of the essence hereof. The Special Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

             The Corporation is under no obligation to file and clear a Prospectus solely to qualify the Common Shares issuable upon exercise or deemed exercise of the Special Warrants by a designated date or at all and any such filing, if made, will be subject to all necessary regulatory approvals. If the Corporation files a prospectus in connection with an offering of securities of the Corporation prior to the Expiry Date, it has agreed that it will file such prospectus in each of the Canadian Jurisdictions and include therein for qualification the distribution to the holders of Special Warrants the Common Shares issuable upon exercise or deemed exercise thereof. The Corporation will only be required to file the prospectus in respect of any of its securities in the event that the Corporation considers that it is in its best interests to do so, in its sole and unfettered discretion.

             Unless the Corporation has instructed the Trustee in writing to waive any or all of the following requirements, the Special Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless the holder certifies in writing to the Corporation and the Trustee that the holder is: (i) Global Gold or Garrison as an original subscriber of Special Warrants; or (ii) a registered transferee of such Special Warrants who has complied with the terms of the Special Warrant Indenture provided that the Corporation may, in its sole discretion, accept, in substitution for the foregoing, evidence satisfactory to the Corporation and the Trustee, acting reasonably, to the effect that the Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or that the Common Shares may be issued upon exercise of the Special Warrants without registration under the U.S. Securities Act and any applicable state securities laws.

             This Special Warrant may not be exercised in the United States or by or for the account or benefit of a U.S. Person or person in the United States other than by: (i) Global Gold or Garrison as an original subscriber of the Special Warrants from the Corporation; or (ii) by a registered transferee of Special Warrants that acquired the Special Warrants in a transaction exempt from registration under the U.S. Securities Act of 1933 and applicable state securities laws and in compliance with the Special Warrant Indenture.

             Unless otherwise determined by the Corporation by way of written instructions to the Trustee:

         (a) Common Shares issued to persons in the United States upon the exercise of Special Warrants shall bear the following legend:

             "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY ARE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED: (A) TO THE CORPORATION: (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) WITH THE PRIOR CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THE CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN

             CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

         (b) Certificates representing Common Shares issued upon the exercise of Special Warrants exercised or deemed exercised prior to the earlier of the Qualification Date or the Expiry Date, shall bear the following legend:

             "THE SECURITIES REPRESENTED BY THE CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES ON SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."


             IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officer as of August 31, 1998.


                                            FIRST DYNASTY MINES LTD.



                                            Per:/s/ Beverly Downing
                                                Authorized Signatory
Countersigned by:

CIBC MELLON TRUST COMPANY



Per: /s/ R. Massender
      Authorized Signatory

                 EXERCISE INSTRUCTIONS TO SPECIAL WARRANTHOLDER

             The registered holder hereof may exercise his right to subscribe for Common Shares of FIRST DYNASTY MINES LTD. (the "Corporation"), by completing the exercise form and surrendering this Special Warrant Certificate and the duly completed exercise form to CIBC Mellon Trust Company by delivering or mailing it to CIBC Mellon Trust Company at its principal office in the city of Vancouver at 1177 West Hastings Street, Mall Level, Vancouver, B.C. V6E 2K3.

             For your own protection, it is suggested that all documentation be forwarded to the Trustee by registered mail.

                                  EXERCISE FORM

To:      First Dynasty Mines Ltd.
         c/o CIBC Mellon Trust Company
         1177 West Hastings Street
         Mall Level
         Vancouver, B.C.
         V6E 2K3


The undersigned holder of the within Special Warrant Certificate, pursuant to the Special Warrant Indenture mentioned therein hereby exercises ____________ of the Special Warrants (the "Exercised Special Warrants") evidenced thereby and hereby subscribes for a number of Common Shares of First Dynasty Mines Ltd. or such other number of Common Shares or number or amount of other shares or securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Special Warrant Indenture and on the terms specified in such Special Warrant Certificate and the Special Warrant Indenture.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:

                                                                                               Number(s) or
                                                                                               Amount(s) of Common
Name(s) in Full                                 Address(es)                                    Shares


---------------------------------------       ---------------------------------------        -----------------------------------

---------------------------------------       ---------------------------------------        -----------------------------------

---------------------------------------       ---------------------------------------        -----------------------------------


NO CERTIFICATES WILL BE REGISTERED OR DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS BOX B BELOW IS CHECKED.

(Please print full name in which share certificates are to be issued. If any Common Shares are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

THE UNDERSIGNED CERTIFIES THAT EACH OF THE REPRESENTATIONS AND WARRANTIES MADE BY THE UNDERSIGNED TO THE CORPORATION IN CONNECTION WITH THE UNDERSIGNED'S ACQUISITION OF THE EXERCISED SPECIAL WARRANTS REMAINS TRUE AND CORRECT ON THE DATE HEREOF.

The undersigned represents that it:  [CHECK ONE ONLY]



/ /      A.  is not in the United States or a U.S. Person as defined in Rule 902 of Regulation

             S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Exercised Special Warrants for the account or benefit of a U.S. Person or a person in the United States.



/ /      B.  Global Gold or Garrison as an original subscriber of Special
             Warrants.



/ /      C.  is (a) an institutional accredited investor that satisfies the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act that purchased this Special Warrant directly from the First Dynasty Mines Ltd., or (b) a registered holder that acquired the Exercised Special Warrants in a transaction that was exempt from registration under the U.S.
             Securities Act and applicable state securities laws and in compliance with Subsection 2.3(d)(iii) of the Special Warrant
             Indenture.


DATED AT                        THIS          day of                    , 199  .


Witness                                     Signature of Subscriber*


                                            Name of Subscriber


                                            Address (include Postal Code)


                                            SIN/TIN Number (if any)

* If the Underlying Securities are to be issued to a person other than the registered holder, then the signature of the Subscriber must be guaranteed by a bank, trust company or medallion guaranteed by a member of a recognized stock exchange.

** This signature must correspond exactly with the name appearing on the registration panel.

Check box if the share and warrant certificates are to be delivered at the office where this Special Warrant is exercised, failing which they will be mailed. / /

                          TRANSFER OF SPECIAL WARRANTS

             FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:


            ------------------------------------------------------------------
             Name


            ------------------------------------------------------------------
             Address


            ------------------------------------------------------------------



________________ Special Warrants of First Dynasty Mines Ltd. registered in the name of the undersigned on the records of First Dynasty Mines Ltd. maintained by CIBC Mellon Trust Company represented by the Special Warrant Certificate attached and irrevocably appoints ______________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this             day of                               , 19
           -----------         ---------------------------      --


----------------------------             ---------------------------------------
Signature Guaranteed                     (Signature of Special Warrant Holder)


                                         ---------------------------------------
                                         Print full name


                                         ---------------------------------------
                                         Print full address and SIN/TIN (if any)


                                         ---------------------------------------

INSTRUCTIONS

1. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

2. The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3. Special Warrants will only be transferable in accordance with applicable securities laws and stock exchange regulations. The transfer of Special Warrants to a transferee may, depending on the residency of such transferee, result in the securities obtained upon the exercise of the Special Warrants (whether after or before obtaining receipts for a final prospectus relating to the distribution of such securities upon exercise of Special Warrants) not being freely tradeable in the jurisdiction where the transferee is resident.

4. UNLESS THE CORPORATION HAS OTHERWISE INSTRUCTED THE TRUSTEE IN WRITING, NO TRANSFER OF SPECIAL WARRANTS WILL BE VALID UNLESS THIS TRANSFER FORM IS ACCOMPANIED BY: (A) DULY EXECUTED DECLARATION BY THE TRANSFEREE OF SPECIAL WARRANTS IN THE FORM ATTACHED AS EXHIBIT "A" TO THIS TRANSFER FORM; AND (B) SUCH OTHER EVIDENCE AS THE TRUSTEE MAY REASONABLY REQUIRE THAT THE TRANSFER OF SUCH SPECIAL WARRANTS IS BEING MADE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LEGISLATION.

                                   EXHIBIT "A"

                DECLARATION OF TRANSFEREE OF SPECIAL WARRANTS OF
                FIRST DYNASTY MINES LTD.


TO: CIBC Mellon Trust Company, trustee of the Special Warrants of First Dynasty Mines Ltd.

AND TO:         First Dynasty Mines Ltd. (the "Corporation")


--------------------------------------------------------------------------------

The undersigned transferee ("Transferee") of special warrants of First Dynasty Mines Ltd. ("Special Warrants") whose name appears as such on the form of transfer of such Special Warrants that accompanies this declaration, hereby declares and certifies, for himself and on behalf of each beneficial transferee of all or any part of such Special Warrants, that:

[check one only]



/ /      A.             (i)    no offers to sell the Special Warrants or the

                               Subject Securities were made by any person to the Transferee or any beneficial transferee for whom he is acting while such persons were in the United States;

                       (ii) the Transferee and each beneficial transferee for whom he is acting were outside the United States at the time of execution and delivery of the instrument by which the Transferee and each beneficial transferee for whom he is acting agreed to acquire the Special Warrants; and

                      (iii) the Transferee is not, and is not acquiring the Special Warrants for the account or benefit of, a U.S. Person as defined in Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act").


/ /      B.       The Transferee has acquired the Special Warrants in a
                  transaction exempt from registration under the U.S. Securities
                  Act and applicable state securities laws and has provided herewith evidence (which the Transferee acknowledges must be satisfactory to the Corporation) of such exemption.


DATED at                                  this      day of
         --------------------------------      ----        ----------------
19   .
  ---

                                    --------------------------------------------

Name of Transferee
By:
     ---------------------------------------
     Signature of Authorized Representative

                                    --------------------------------------------

Name of Person Signing

                                    --------------------------------------------
Title

                                  SCHEDULE "B"
                        NOTICE TO SPECIAL WARRANTHOLDERS



                  Reference is made to the Special Warrant Indenture made as of August 31, 1998 (the "Indenture") between First Dynasty Mines Ltd. and CIBC Mellon Trust Company. Unless defined herein, capitalized terms used herein have the respective meanings ascribed to them in the Indenture.

                  Pursuant to Section 3.2 of the Indenture, we hereby confirm that receipts have been issued by the securities commissions in each of the Canadian Jurisdictions in respect of the prospectus qualifying the distribution of the Special Warrants. The last receipt was issued on __________________ by the ______________________ Securities Commission. The Expiry Time is therefore 4:30 p.m. (Vancouver Time) on ____________________.